Exhibit 4.2

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) made as of the 1st day of April, 2019 (the “Effective Date”), by and among Outbrain Inc. a Delaware corporation (the “Company”), Yaron Galai and Ori Lahav (each a “Founder” and together, the “Founders”), the individuals and entities identified in Schedule 1 attached hereto (collectively, the “Preferred G Holders”), the individuals and entities identified in Schedule 2 attached hereto (collectively, the “Preferred F Holders”), the individuals and entities identified in Schedule 3 attached hereto (collectively, the “Preferred D Holders”), the individuals and entities identified in Schedule 4 attached hereto (collectively, the “Preferred C Holders”), the individuals and entities identified in Schedule 5 attached hereto (collectively, the “Preferred B Holders”), the individuals and entities identified in Schedule 6 attached hereto (collectively, the “Preferred A Holders”) and the individuals and entities identified in Schedule 10 attached hereto (together with their Affiliates, “G+J”, and together with the Preferred G Holders, Preferred F Holders, Preferred D Holders, Preferred C Holders and the Preferred B Holders, the “Preferred Holders”), the individuals and entities identified in Schedule 7 attached hereto (collectively, the “Common Stock Holders”) and the individuals and entities identified in Schedule 8 attached hereto (collectively, the “Additional Common Stock Holders”).

W I T N E S S E T H :

WHEREAS, the Preferred Holders include the holders of all of the issued and outstanding shares of Series G Preferred Stock of the Company par value $0.001 each (“Series G Preferred”), all of the issued and outstanding shares of Series F Preferred Stock of the Company par value $0.001 each (“Series F Preferred”), all of the issued and outstanding shares of Series D Preferred Stock of the Company par value $0.001 each (“Series D Preferred”), all of the issued and outstanding shares of Series C Preferred Stock of the Company par value $0.001 each (“Series C Preferred”), all of the issued and outstanding shares of Series B Preferred Stock of the Company par value $0.001 each (“Series B Preferred”) and of all of the issued and outstanding shares of Series A Preferred Stock of the Company, par value $0.001 each (“Series A Preferred”, and together with the Series F Preferred, Series D Preferred, the Series C Preferred and the Series B Preferred, the “Preferred Stock”), and the Common Stock Holders are the holders of issued and outstanding shares of Common Stock of the Company, par value $0.001 each (“Common Stock”); and

WHEREAS, the Company and certain stockholders of the Company are parties to that certain Amended and Restated Investors’ Rights Agreement dated February 11, 2015 (the “Prior Investors’ Rights Agreement”); and

WHEREAS, the requisite parties to the Prior Investors’ Rights Agreement wish to amend and restate in its entirety the Prior Investors’ Rights Agreement by entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Affirmative Covenants.

1.1          Delivery of Financial Statements. The Company shall deliver to each of the Preferred Holders:

1.1.1     As soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company as of the end of such year, and consolidated statements of income and statements of cash flow of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, United States dollar-denominated, prepared in accordance with United States generally accepted accounting principles (“GAAP”), audited by a “Big 4” firm of Independent Certified Public Accountants, and accompanied by an opinion of such firm which opinion shall state that such balance sheet and statements of income and cash flow have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

1.1.2     As soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year, an unaudited but reviewed consolidated balance sheet of the Company as at the end of each such period and unaudited but reviewed consolidated statements of (i) income and (ii) cash flow of the Company for such period and for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail, United States dollar-denominated and certified by the chief financial officer (or if none, by the chief executive officer) of the Company, that such financial statements were prepared in accordance with GAAP applied on a basis consistent with that of preceding periods and, except as otherwise stated therein, fairly present the financial position of the Company as of their date subject to (x) there being no footnotes contained therein and (y) changes resulting from customary year-end audit adjustments, and all reviewed by a “Big 4” firm of Independent Certified Public Accountants;

1.1.3     As soon as practicable, but in any event within forty-five (45) days after the end of each calendar quarter, information on key metrics of the Company, as described more fully and in the form set forth on Exhibit 1.1.3 attached hereto;

1.1.4     As soon as practicable, but in any event within thirty (30) days after the end of each month, a report containing a summary of the financial and business status of the Company in a form determined by the Company’s Board of Directors (the “Board”);

1.1.5     As soon as practicable, but in any event within thirty (30) days after the end of each calendar year, a detailed capitalization table, on a fully-diluted basis, setting forth all authorized and all issued and outstanding capital stock of the Company, showing all legally and beneficially owned securities on a stockholder by stockholder basis, together with any details of any unissued, unexercised or unvested options or warrants, and detailing any share transfers since the delivery of the previous share capitalization table, if any; and

1.1.6     The Annual Plan (as defined below), at least thirty (30) days prior to the beginning of each fiscal year covered by such Annual Plan.

1.2          For the avoidance of doubt, the foregoing obligations set forth in this Section 1.1 are independent of those set forth under those certain Management Rights Letters between the Company and certain Preferred Holders.

1.3          Additional Information.

1.3.1     The Company will permit the authorized representatives of (i) Index Ventures Growth II (Jersey), L.P. and/or its Affiliates (as defined below) (collectively, “Index”) for so long as Index holds at least two million (2,000,000) shares, as adjusted for any stock splits, recapitalizations, stock dividends or the like) of the Company’s issued and outstanding capital stock (ii) Susquehanna Growth Equity Fund IV, LLLP and/or its Affiliates (collectively, “SGE”) for so long as SGE holds at least two million (2,000,000) shares, as adjusted for any stock splits, recapitalizations, stock dividends or the like) of the Company’s issued and outstanding capital stock, and (iii) each other Preferred Holder, who, at such time, is the record holder of at least five percent (5%) of the issued and outstanding shares of the Company (on an as-converted basis) (each, an “Entitled Holder”), full and free access, at all reasonable times, and upon reasonable notice, to any of the properties of the Company, including its books and records, and to discuss its affairs, finances and accounts with the Company’s officers and auditor, for any purpose whatsoever. In addition, the Company will inform each Entitled Holder: (a) immediately upon the happening of any event likely to have a significant impact upon the Company or its business, of such event and its implications; and (b) with reasonable promptness, such other information and data with respect to the Company, as the Entitled Holders may from time to time reasonably request. This Section 1.3 shall not be in limitation of any rights which the Preferred Holders or the directors designated by the Preferred Holders may have under applicable law.

1.3.2     The Company will provide to HarbourVest Partners, L.P. and/or its Affiliates (collectively, “HarbourVest”) and SGE with reasonable promptness, such monthly financial reports, other information and data with respect to the Company as HarbourVest and SGE may from time to time reasonably request about the business and operations of the Company including, but not limited to, such information as is reasonably requested by HarbourVest and SGE in order to withhold tax or to file tax returns and reports or to furnish information to any of its partners with respect to the Company.

1.4          Accounting. The Company will maintain and cause each of its Subsidiaries (as defined herein) to maintain a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books and cause each of its operating Subsidiaries to set aside on its books all such proper reserves as shall be required by GAAP. For purposes of this Section 1.4 and Section 2 below, “Subsidiary” means any corporation or entity at least a majority of whose voting securities are at the time owned by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

1.5          Proprietary Information and Non-Competition Agreements. The Company will not employ, or continue to employ, any person who will have access to confidential information with respect to the Company and its operations unless such person has executed and delivered a Proprietary Information and Non-Competition Agreement to the satisfaction (as to substance and form) of the Board.

1.6          Annual Plan. The management of the Company shall establish annually an operating plan and budget for the Company (the “Annual Plan”), in consultation with the Board. The Annual Plan shall be subject to the approval of the Board and shall be delivered to the Preferred Holders pursuant to Section 1.1.4.

1.7          Confidentiality. The Preferred Holders agree, severally and not jointly, that any information obtained pursuant to Sections 1.1, 1.2, 1.3 and 1.6, will not be disclosed without the prior written consent of the Company; provided that, in connection with periodic reports to their stockholders, partners or prospective partners, the Preferred Holders may, without first obtaining such written consent, make general statements, not containing technical or other confidential information, regarding the nature and progress of the Company’s business; provided further, that the Preferred Holders may provide summary information regarding the Company’s financial information in their reports to their respective stockholders, partners or prospective partners, but may not annex to such reports the full financial information to be provided hereunder by the Company and, provided further, that any Preferred Holder may disclose such information to any Affiliate, partner, prospective partner, member, stockholder, or wholly owned subsidiary of such Preferred Holder (or any employee or representative of any of the foregoing) in the ordinary course of business, provided the recipient is bound by or there is an understanding that there is a confidentiality obligation with respect to such information (including, for the avoidance of doubt, by virtue of being a party to this Agreement); provided however, that in the event that a Preferred Holder is required to annex financial information obtained pursuant to Sections 1.1, 1.2, 1.3 or 1.6 to such reports, such Preferred Holder shall exert its reasonable efforts to avoid annexing such financial information, in a manner consistent with applicable law and practice, but to the extent that its efforts are unsuccessful, such Preferred Holder shall be entitled to annex such financial information to such reports.

1.8          Employee Stock. Unless otherwise approved by the Board, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12)    months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 3.11. In addition, unless otherwise approved by the Board, the Company shall retain a “right of first refusal” on employee transfers until an IPO (as defined below) and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

1.9          Intellectual Property Agreements. The Company will enter into such agreements and take such other action as is necessary to ensure that all Intellectual Property (as defined in that certain Series G Preferred Stock Purchase Agreement of even date herewith, among the Company and certain parties included therein, and all agreements ancillary thereto (the “Series G Purchase Agreement”), created by any current employee or consultant of the Company within the scope of his or her engagement or employment with the Company is assigned to the Company and is solely and exclusively owned by the Company.

1.10          Termination of Rights. The Company’s obligations under Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1.8 and 1.9 shall terminate and shall be of no further force or effect upon the closing of the Company’s initial underwritten public offering of its Common Stock pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”) or equivalent law of another jurisdiction (an “IPO”).

2.            Preemptive Rights. If the Company or a Subsidiary proposes to issue, offer or sell any equity securities of the Company or a Subsidiary, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities (collectively, “New Securities”), the Company or the Subsidiary, as the case may be, shall first offer such New Securities to the persons and entities listed on Schedule 9 attached hereto (collectively, the “Investors”), who shall be entitled to purchase their pro-rata portion of the New Securities (assuming the conversion into Common Stock of all then outstanding shares of Preferred Stock). An Investor’s pro rata portion shall be the ratio of the number of shares of the Company’s Common Stock (assuming the conversion into Common Stock of all then outstanding shares of Preferred Stock) held by such Investor as of the date of the Offer Notice (as defined below), to the sum of the total number of outstanding shares of Common Stock held by all stockholders of the Company (assuming the conversion into Common Stock of all then outstanding shares of Preferred Stock) as of the date of the Offer Notice (the “Pro Rata Portion”) and such portion of over allotment share, as described below, except that with respect to Yaron Galai, the Common Stock issued to him prior to the date of this Agreement (and any Common Stock to be issued upon exercise of options) shall not be taken into consideration when calculating his Pro Rata Portion. Each Investor shall be entitled to apportion the preemptive rights set forth in this Section 2 among itself and its Affiliates in any such proportions it deems appropriate in its sole discretion. Such preemptive rights shall be subject to the following provisions:

2.1          Offer Notice. The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

2.2          Notification to Company. By notification to the Company within ten (10) days after the Offer Notice is delivered to the Investors, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to its Pro Rata Portion of New Securities. The Company shall promptly, in writing, inform each Investor that purchases all the New Securities available to it (each, a “Fully -Exercising Investor”) of any other Investor’s failure to do likewise. During the 5-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the New Securities for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the non-purchasing stockholder’s portion, pro-rata according to the respective total number of shares of Common Stock (treating all Preferred Stock as if fully converted) owned by the other stockholders exercising their right of over-allotment. Any remaining unsubscribed portion of the New Securities that are not elected to be purchased by the Investors, may, during the ninety (90) day period following the expiration of the ten day period or the additional 5-day period described above, as applicable, be offered by the Company to any person or entity at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.

2.3          Written Agreement. The parties hereby agree that the terms and conditions of any sale pursuant to this Section 2 will be memorialized in, and governed by, a written purchase and sale agreement between the Company and the relevant Investors, with customary terms and provisions for such a transaction, and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 2. Any such agreement will be negotiated in good faith by the relevant parties thereto and with any third party purchasing New Securities. The closing of the purchase of the New Securities by the Investors and any third party offeree shall take place concurrently at a date and time agreed upon by all parties thereto. The Company may, at any time, choose to revoke its offer of New Securities to the Investors or any third party offeree and the Investors shall have no right to purchase any New Securities from the Company, subject to any agreements subsequently entered into relating to the purchase of such New Securities.

2.4          Revival of Offer. If the Company has not sold the New Securities within said ninety (90) day period, or if such agreement is not consummated (i.e., an initial closing has not taken place) within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 2.

2.5          Exceptions. Notwithstanding anything to the contrary contained herein, the provisions of this Section 2 shall not be applicable to a strategic financing by the Company in an amount up to $10,000,000 on terms mutually agreeable to the Company, Susquehanna Growth Equity Fund IV, LLLP, HarbourVest Partners, L.P. Index Ventures Growth II (Jersey), L.P., Lightspeed Venture Partners VII, L.P., Viola Ventures III, L.P. and Gemini Israel IV, L.P. Furthermore, the rights in this Section 2 shall not be applicable to New Securities that do not constitute Additional Shares of Common (as defined in the Amended Certificate (as defined below)).

2.6          Termination. This Section 2 shall terminate and be of no further force or effect immediately before the consummation of an IPO; in addition and regardless of the consummation of an IPO, this Section 2 will terminate and be of no further force or effect with respect to each Investor and its Affiliates whose aggregate holdings in the Company are less than two percent (2%) of the Common Stock on an as-converted and fully diluted basis.

3.           Registration. The following provisions govern the registration of the Company’s securities:

3.1          Definitions. As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any individual or entity, an individual or entity that, directly or indirectly, controls, is controlled by or is under common control with such individual or entity, including, without limitation, any general partner, managing member, manager, member, officer or director of such entity or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, shares the same management or advisory company with, or is otherwise affiliated with such individual or entity.

“Amended Certificate” means the Company’s then-current Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State.

“Business Day” means any day that is not a Saturday or Sunday or any other day on which the New York Stock Exchange or the Nasdaq Stock Market are closed for trading.

“Common Holder” means any holder of outstanding Common Registrable Shares or any assignee thereof in accordance with Section 3.10 of this Agreement.

“Common Registrable Shares” means all shares of Common Stock issued by the Company to the Founders or any assignee thereof in accordance with Section 3.10 of this Agreement.

“Form S-3” means Form S-3 under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission (“SEC”) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any holder of outstanding Registrable Shares who is a party to this agreement or any assignee thereof in accordance with Section 3.10 of this Agreement.

“Initiating Holders” means Holders holding more than thirty-five percent (35%) of the Registrable Shares.

“Register”, “registered” and “registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

“Registrable Shares” means all shares of Common Stock issuable upon conversion of the Preferred Stock, all shares of Common Stock issued by the Company in respect of such shares, all shares of Common Stock held by G+J and all shares of Common Stock that the Preferred Holders may hereafter purchase pursuant to their preemptive rights (including any over-allotment rights) or rights of first refusal, or shares of Common Stock issued on conversion or exercise of other securities so purchased or in exchange for or in replacement of, such securities; provided, however, that the following shall not be considered Registrable Shares: (i) any share of Common Stock that could be sold by the holder thereof pursuant to Rule 144(b)(1) promulgated under the Securities Act if such securities then held by such Holder constitute (x) prior to the expiration of any “lock-up agreement” entered into with the underwriters of the IPO, less than one percent (1%) of the Company’s outstanding equity securities, and (y) after such time, less than five percent (5%) of the Company’s outstanding equity securities, (ii) any share of Common Stock that has previously been registered under an effective registration statement filed pursuant to the Securities Act and disposed of in accordance with such registration statement, (iii) any share of Common Stock that has otherwise previously been sold to the public, and (iv) any share of Common Stock sold by a Holder in a transaction in which such Holder’s rights are not assigned in accordance with the provisions of Section 3.10. For the avoidance of any doubt, Common Stock issued to Yaron Galai prior to the date of this Agreement (and any Common Stock to be issued upon exercise of options) shall not be considered as Registrable Shares.

3.2          Incidental Registration.

3.2.1          Notice of Registration. Other than in connection with a request for registration pursuant to Section 3.3 or 3.4 of this Agreement, if at any time the Company, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) (a “WKSI”), proposes to file (i) a prospectus supplement to an effective shelf registration statement (a “Shelf Registration Statement”), or (ii) a registration statement (other than (x) a Shelf Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act, or (y) a registration statement relating solely to employee benefit plans or a corporate reorganization), in either case, for the sale of Common Stock or securities convertible into or exercisable for Common Stock for its own account, or for the benefit of the holders of any of its securities other than the Holders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (subsections (i) and (ii), collectively, a “Piggy-Back Underwritten Offering”), then as soon as practicable but not less than fifteen (15) days prior to the filing of (a) any preliminary prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (b) any prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (c) such registration statement, as the case may be, the Company shall give notice of such proposed Piggy-Back Underwritten Offering to the Holders and the Common Holders and such notice (a “Piggyback Notice”) shall offer the Holders and the Common Holders the opportunity to include in such Piggy-Back Underwritten Offering such number of Registrable Shares or Common Registrable Shares as each such Holder or Common Holder may request in writing. Each such Holder or Common Holder shall then have ten (10) days after receiving such Piggyback Notice to request in writing to the Company inclusion of Registrable Shares or Common Registrable Shares in the Piggy-Back Underwritten Offering, except that such Holder or Common Holder shall have two (2) Business Days after such Holder or Common Holder confirms receipt of the notice to request inclusion of Registrable Shares or Common Registrable Shares in the Piggy Back Underwritten Offering in the case of a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used. Upon receipt of any such request for inclusion from a Holder or a Common Holder received within the specified time, the Company shall use its reasonable best efforts to include in the applicable Piggy-Back Underwritten Offering Holders’ Registrable Shares or the Common Holders’ Common Registrable Shares requested to be included on the terms set forth in this Agreement. Prior to the commencement of any “road show” in the case of an offering in which a preliminary prospectus is used and prior to the signing of the underwriting agreement in the case of any other offering, each Holder or Common Holder shall have the right to withdraw its request for inclusion of its Registrable Shares or Common Registrable Shares in any registration by giving written notice to the Company of its request to withdraw and such withdrawal shall be irrevocable and, after making such withdrawal, such Holder or Common Holder shall no longer have any right to include Registrable Shares or Common Registrable Shares in the Piggy-Back Underwritten Offering as to which such withdrawal was made.

3.2.2     Company Not Qualifying as a WKSI. If the Company does not qualify as a WKSI, (i) the Company shall give each Holder or Common Holder fifteen (15) days’ notice prior to filing a Shelf Registration Statement and, upon the written request of any Holder or Common Holder, received by the Company within ten (10) days of such notice to the Holder, the Company shall include in such Shelf Registration Statement a number of Ordinary Shares equal to the aggregate number of Registrable Shares or Common Registrable Shares requested to be included without naming any requesting Holder or Common Holder as a selling shareholder and including only a generic description of the holder of such securities (the “Undesignated Registrable Shares”), (ii) the Company shall not be required to give notice to any Holder or Common Holder in connection with a filing pursuant to Section 3.2.1 unless such Holder or Common Holder provided such notice to the Company pursuant to this Section 3.2.2 and included Undesignated Registrable Shares in the Shelf Registration Statement related to such filing, and (iii) at the written request of a Holder or a Common Holder given to the Company more than seven (7) days before the date specified in writing by the Company as the Company’s good faith estimate of a launch of a Piggy-Back Underwritten Offering (or such shorter period to which the Company, in its sole discretion, consents), the Company shall use its reasonable best efforts to effect the registration of any of the Holders’ or Common Holders’ Undesignated Registrable Shares so requested to be included and shall file a post-effective amendment or, if available, a prospectus supplement to a Shelf Registration Statement to include such Undesignated Registrable Shares as any Holder or Common Holder may request, provided that (a) the Company is actively employing its reasonable best efforts to effect such Piggy-Back Underwritten Offering; and (b) the Company shall not be required to effect a post-effective amendment more than two (2) times in any twelve (12) month period.

The Company shall have the right to terminate or withdraw any registration or offering initiated by it under this Section 3.2 before the effective date of such registration or the completion of such offering, whether or not any Holder or Common Holder has elected to include Registrable Shares or Common Registrable Shares in such registration or offering. The expenses of such withdrawn registration or offering shall be borne by the Company in accordance with Section 3.6.

3.2.3     Underwriting. The right of the Holders and Common Holders to participate in a Piggy-Back Underwritten Offering pursuant to this Section 3.2 shall be conditioned upon the Holders and the Common Holders proposing to distribute their securities through such underwriting (together with the Company and the other Holders distributing their securities through such underwriting, if any) and entering into an underwriting agreement in customary form with the managing underwriter selected for such underwriting in accordance with the provisions of Section 3.5 below. Notwithstanding any other provision of this Section 3.2, if the managing underwriter advises the Company in writing, in its sole discretion, that marketing factors require a limitation of the number of shares to be registered under such registration, then the amount of Registrable Shares or Common Registrable Shares to be so sold shall be allocated (i) first, to the securities the Company proposes to sell, (ii) second, among the Holders of Registrable Shares, pro rata to the Registrable Shares held by the holders of Registrable Shares, (iii) third, among the Common Holders of Common Registrable Shares, pro rata to the Common Registrable Shares held by the holders of Common Registrable Shares and (iv) fourth, other securities, if any, requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders; provided, however, that in any event, all Registrable Shares requested to be included in the Piggy-Back Underwritten Offering must be included in such registration prior to any other shares of the Company, including Common Registrable Shares (with the exception of shares to be issued by the Company to the public), and further provided that, notwithstanding anything to the contrary herein, the aggregate amount of Registrable Shares, which shall have the right to participate in any proposed Piggy-Back Underwritten Offering following the IPO shall not be reduced below twenty-five percent (25%) of the aggregate amount of securities included in such offering.

3.3          Demand Registration.

3.3.1       Request for Registration.

(a)          At any time beginning six (6) months following the date of the final prospectus for an IPO and until the fifth anniversary thereafter, the Initiating Holders may request in writing that all or part of the Registrable Shares held by such requesting Initiating Holders shall be registered under the Securities Act. Any such demand must request the registration of shares with an anticipated gross aggregate offering price of at least $5,000,000.

(b)          Within ten (10) days after receipt of any such request, the Company shall give written notice of such request to the other Holders and the Common Holders and shall include in such registration all Registrable Shares held by all such Holders and all Common Registrable Shares held by Common Holders who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

(c)          Thereupon, the Company shall use its reasonable commercial efforts to effect the registration of all Registrable Shares and Common Registrable Shares as to which it has received requests for registration for trading on the securities exchange specified in the request for registration; provided, however, that the Company shall not be required to effect any registration under this Section 3.3:

(1)          within a period of one hundred and eighty (180) days following the effective date of a previous registration pursuant to this Section 3.3 or pursuant to Section 3.2, provided the Holders were eligible to participate in such previous registration pursuant to Section 3.2;

(2)          If at the time of the request from the Initiating Holders the Company gives notice within thirty (30) days of such request that it is engaged in preparation of a registration statement or prospectus supplement, as the case may be, for a firm underwritten registered public offering (for which the registration statement or prospectus supplement will be filed within ninety (90) days) in which the Holder may include Registrable Shares pursuant to Section 3.2 above (subject to underwriting limitations provided under subsection 3.2.3);

(3)         more than twice under this Section 3.3, provided that a registration shall not be counted for purposes of this subsection until such time as the applicable registration statement has been declared effective by the SEC and maintained for the period specified in Section 3.8.1 hereunder; or

(4)         in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

The Company shall be entitled to include shares of Common Stock for sale for its own account in any registration pursuant to this Section 3.3 subject to the approval of the holders of a majority of the Registrable Shares held by the Initiating Holders.

3.3.2          Underwriting. If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 3.3.1 and the Company shall include such information in the written notice referred to in paragraph 3.3.1. The underwriter will be selected in accordance with the provisions of Section 3.5 below. In such event, the right of the Holders and the Common Holders to include securities in such registration shall be conditioned upon such Holders’ and Common Holders’ participation in such underwriting and the inclusion of such Holders’ securities in the underwriting (unless otherwise mutually agreed by the holders of a majority of the Registrable Shares held by the Initiating Holders), to the extent provided herein. The Holders and Common Holders proposing to distribute their securities through such underwriting shall (together with the Company), enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 3.3, if the managing underwriter advises the Holders and Common Holders in writing, in its sole discretion, that marketing factors require a limitation of the number of shares to be underwritten, then the amount of Registrable Shares or Common Registrable Shares to be so sold shall be allocated (i) first, among the Holders of Registrable Shares pro rata to the Registrable Shares held by the holders of Registrable Shares, (ii) second, among Common Holders of Common Registrable Shares, pro rata to the Common Registrable Shares held by the holders of Common Registrable Shares and (iii) third, pro rata among holders of other securities (other than Registrable Shares or Common Registrable Shares), if any, requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders (the “Other Registrable Shares”) desiring to participate in such registration on the basis of the amount of such Other Registrable Shares initially proposed to be registered by such other shareholders; provided, however, that in any event all Registrable Shares must be included in such registration prior to any other shares of the Company, including Common Registrable Shares.

3.4          Form S-3 Registration.

3.4.1          Request for Registration. In case the Company shall receive from any Holder or Holders (the “Form S-3 Initiating Holders”), a written request or requests (a “Form S-3 Request Notice”) that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Shares owned by such Holder or Holders, then, subject to the conditions of this Section 3.4, the Company will give written notice of the proposed registration within twenty (20) days after receipt of any such Form S-3 Request Notice to all other Holders, and include in such registration all Registrable Shares held by all such Holders who wish to participate in such registration and who have provided the Company with written notice requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. Subject to the terms hereof, the Company will use its reasonable best efforts to effect such registration as soon as practicable. All written requests from any Holder or Holders to effect a registration on Form S-3 pursuant to this Section 3.4 shall indicate whether such Holder(s) intend to effect an offering promptly following effectiveness of the registration statement or whether, pursuant to Section 3.8.1, they intend for the registration statement to remain effective so that they may effect the offering on a delayed basis (a “Shelf Request”). Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.4.1 (i) if Form S-3 is not available for such offering by the Holders; (ii) within ninety (90) days of the effective date of a registration statement filed pursuant to Section 3.3 or this Section 3.4.1, (iii) within ninety (90) days of a Piggy-Back Underwritten Offering in which the Form S-3 Initiating Holders had an opportunity to participate pursuant to the provisions of Section 3.2 and from which no more the twenty percent (20%) of the Registrable Shares of the Form S-3 Initiating Holders that were requested to be included were excluded pursuant to Section 3.2.3, (iv) if the Company gives notice within fifteen (15) days of the request from the Form S-3 Initiating Holders that it is engaged in preparation of a registration statement or prospectus supplement, as the case may be, for a firm underwritten registered public offering (for which the registration statement or prospectus supplement will be filed within ninety (90) days) in which the Form S-3 Initiating Holders may include Registrable Shares pursuant to Section 3.2 above (subject to underwriting limitations provided under subsection 3.2.3), (v) if the aggregate price to the public of the shares to be registered is less than $1,000,000 (one million U.S. dollars); and (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

3.4.2          Shelf Request. In the event a Form S-3 is filed pursuant to a Shelf Request, upon a written request (a “Form S-3 Demand Notice”) from any Holder or Holders (the “Form S-3 Takedown Holders”) that is entitled to sell securities pursuant to such Form S-3 without filing a post-effective amendment that the Company effect an offering with respect to Registrable Shares (a “Takedown”), the Company will, as soon as practicable, (x) deliver a notice (a “Takedown Notice”) relating to the proposed Takedown to all other Holders who are named or are entitled to be named as a selling shareholder in such Form S-3 without filing a post-effective amendment thereto and (y) promptly (and in any event not later than twenty (20) days after receiving such request) supplement the prospectus included in the Shelf Registration Statement as would permit or facilitate the sale and distribution of all or such portion of the Form S-3 Takedown Holders’ Registrable Shares as are specified in such request together with the Registrable Shares requested to be included in such Takedown by any other Holder(s) who notify the Company in writing within ten (10) Business Days after receipt of such notice from the Company. Notwithstanding the foregoing, the Company shall not be obligated to effect a Takedown (i) unless the Registrable Shares requested to be offered pursuant to such Takedown have an anticipated aggregate price to the public (net of any underwriting discounts and commissions) of not less than $1,000,000 (one million U.S. dollars), (ii) if the Company has within the twelve (12) month period preceding the date of such request already effected two (2) Takedowns under this Section 3.4.2, (iii) within 90 days of the effective date of a registration statement filed pursuant to Section 3.3 or, if the filing pursuant to Section 3.4.1 included an underwritten, pursuant to Section 3.4.1, (iv) within 90 days of a Piggy-Back Underwritten Offering in which the Holder or Holders submitting the Takedown Notice had an opportunity to participate pursuant to the provisions of Section 3.2 and from which no more the twenty percent (20%) of the Registrable Shares of the Form S-3 Takedown Holders that were requested to be included were excluded pursuant to Section 3.2.3 or (y)   within ninety (90) days of effecting a previous Takedown under this Section 3.4.2, or (v) if the Company gives notice within fifteen (15) days of the Form S-3 Demand Notice that it is engaged in preparation of a registration statement or prospectus supplement, as the case may be, for a firm underwritten registered public offering (for which the registration statement or prospectus supplement will be filed within ninety (90) days) in which the Form S-3 Takedown Holders may include Registrable Shares pursuant to Section 3.2 above (subject to underwriting limitations provided under subsection 3.2.3), in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

3.5          Designation of Underwriter.

(a)          In the case of any registration effected pursuant to Section 3.3, the underwriter, if any, will be selected by the Initiating Holders holding the majority of Registrable Shares and approved by the Company, which approval shall not be unreasonably withheld.

(b)          In the case of any registration initiated by the Company or a registration initiated under Section 3.4, the Company shall have the right to designate the managing underwriter in any underwritten offering.

3.6          Expenses. All expenses incurred in connection with any registration, filing or qualification, pursuant to Sections 3.2, 3.3 and 3.4, including without limitation all federal and “blue sky” registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company as well as one counsel for the Holders selected by the holders of a majority of the Registrable Shares of the Holders participating in such registration, filing or qualification shall be borne by the Company; provided, however, that each of the Holders participating in such registration shall bear or pay its pro rata portion of discounts or commissions payable to any underwriter and the fees and expenses of any additional advisors for such Holder (except as otherwise provided for herein).

3.7          Indemnities. In the event of any registered offering of Common Stock pursuant to this Section 3 (for the purposes of this Section 3.7, the Common Holders shall also be referred to as “Holders”):

3.7.1     The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by a Holder, such underwriter or such controlling persons in writing specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 3.7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling stockholder, the underwriter or any controlling person of the selling stockholder or the underwriter, and regardless of any sale in connection with such offering by the selling stockholder. Such indemnity shall survive the transfer of securities by a selling stockholder.

3.7.2     Each Holder participating in a registration hereunder will indemnify and hold harmless the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling stockholder’s consent) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Holder will reimburse the Company, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 3.7.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

3.7.3     Promptly after receipt by an indemnified party pursuant to the provisions of Sections 3.7.1 or 3.7.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 3.7.1 or 3.7.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder except to the extent the indemnifying party is prejudiced as a result thereof. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 3.7.1 or 3.7.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

3.7.4     In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) an indemnified party, exercising rights under this Agreement, makes a claim for indemnification pursuant to Section 3.7.1 or 3.1.2 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such indemnified party in circumstances for which indemnification is provided under this Section 3.7; then, and in each such case, the Company and such indemnified party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered and sold by such Holder pursuant to such registration statement; (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; and (C) no Holder shall be required to contribute any amount in excess of the amount such Holder would have been required to indemnify if indemnification had been applicable in accordance with its terms.

3.8          Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Shares (including for the purpose of this Section 3.8 only, the Common Registrable Shares), the Company shall, as expeditiously as possible (for the purposes of this Section 3.8, the Common Holders shall also be referred to as “Holders”):

3.8.1     prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its reasonable commercial efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for a period of up to nine (9)  months or, if sooner, until the distribution contemplated in the Registration Statement has been completed; provided, however, such nine (9)-month period shall be extended by the length of time that the Holders are required to cease distribution of the Registrable Shares pursuant to Section 3.8.5 or Section 3.9 below, if applicable.

3.8.2     prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement.

3.8.3     furnish to the Holders participating in such registration such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

3.8.4     in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

3.8.5     notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon receipt of a notification under this Section 3.8.5 such Holders shall immediately cease distributing the Registrable Shares covered by such registration statement.

3.8.6     cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

3.8.7     provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

3.8.8     use its commercially reasonable efforts to cause to be furnished, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section 3, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, if required by the Holder, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares; provided that the delivery of any “10b-5 statement” and opinion may be conditioned on the prior or concurrent delivery of a comfort letter pursuant to subsection (ii) hereof and (ii) a comfort letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares subject to each such Holder to whom the comfort letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company in form and substance reasonably satisfactory to such accountant.

3.9          Deferral of Filing or Suspension of use of Registration Statement. Notwithstanding any other provision of this Agreement, the Company may postpone the filing of any registration statement, or suspend the use of a registration statement or prospectus, up to two (2)  times in any 12-month period for up to an aggregate of ninety (90) days during such 12-month period if the Company shall furnish to the relevant Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed or used at such time. During such periods of deferral or suspension, the Company shall not sell securities for its own account or that of any other shareholder, in each case, pursuant to a registration statement filed under the Securities Act, other than a registration statement on Form S-8; provided, however, the Company shall be permitted to file one or more Shelf Registration Statements.

3.10          Assignment of Registration Rights. Any of the Holders or Common Holders may assign its rights to cause the Company to register shares pursuant to this Section 3 to a transferee of no less than 200,000 Registrable Shares or Common Registrable Shares (in each case, as adjusted for any stock split, stock dividend, recapitalization or similar event), including but not limited to any Affiliate of such Holder or Common Holder; provided, however, that no transferee may be assigned any of the foregoing rights unless the Company is given a written notice by the assigning and transferring party (not later than the time of such assignment and transfer) stating the name and address of the transferee and identifying the securities of the Company as to which the rights in question are being assigned and transferred; and provided further that any such transferee shall undertake in advance and in writing to be bound by this Agreement and shall receive such assigned rights subject to all the terms and conditions of this Agreement.

3.11          Lock-Up. In any registration of the Company’s shares each Holder and Common Holder agrees that any sales of shares of the Company may be subject to a “lock-up” period restricting such sales (including the making of any short sale of, loan, grant any option for the purchase of, or otherwise disposition of any such shares) for such period not to exceed (a) in case of an IPO – 180 days following the effective date of the registration statement for such IPO; or (b) in case of an underwritten offering thereafter – 90 days from the date of the final prospectus for such other offering. If the event that FINRA Rule 2711(f)(4) applies to an offering of Company securities, notwithstanding the foregoing, if (i) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Section 3.11 shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Each Holder and Common Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the foregoing or that are necessary to give further effect thereto. The obligations described in this Section 3.11 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such lock up period described above. Notwithstanding anything in this Section 3.11 to the contrary, the foregoing provisions of this Section 3.11 (1) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, (2) shall only be applicable where all officers and directors and, in the case of an IPO, all one percent (1%) stockholders are similarly bound, and (3) shall not prevent transfers to the Holders’ direct or indirect affiliates, including without limitation such Holder’s direct and indirect stockholders, members, other equityholders, limited or general partners, beneficiaries (if the Holder is a trust) and such Holder’s direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under the common control or management with, such Holder, provided that such transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement and provided further that any such transfer shall not involve a disposition for value.

3.12          Public Information. At all times after the earlier of the close of business on such date as (a) a registration statement filed by the Company under the Securities Act becomes effective, (b) the Company registers a class of securities under Section 12 of the United States Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto (the “Exchange Act”), or (c) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act, the Company shall make and keep publicly available and available to the Preferred Holders pursuant to Rule 144 under the Securities Act (“Rule 144”), such information as is necessary to enable the Preferred Holders to make sales of Registrable Stock pursuant to Rule 144. The Company shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Preferred Holder, upon request, a written statement executed by the Company that it has complied with the reporting requirements of Rule 144 and such other information as may be reasonably requested in availing any Preferred Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

3.13          Foreign Offerings. The provisions of this Section 3 shall apply, mutatis mutandis, to any registration of the securities of the Company outside of the United States.

3.14          Information by Holder. The Holders and/or Common Holders included in any registration shall furnish to the Company such information regarding such Holder and/or Common Holder, the Registrable Shares and/or Common Registrable Shares held by them and the distribution proposed by such Holder and/or Common Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3. If any Holder or Common Holder does not provide any reasonably requested information within ten (10) business days of such written request, the Company is permitted to not register such Holder’s securities without penalty.

3.15          Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least fifty percent (50%) of the Registrable Shares, as one class on an as converted basis, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Shares of the Holders that are included, or (ii) to demand registration of any securities held by such holder or prospective holder which could result in such registration statement being declared effective prior to the fifth anniversary of the Company’s IPO; provided, however, that the Company may without such consent enter into an agreement with any holder or prospective holder of any securities of the Company related to the filing of a resale shelf registration statement to register shares issued to such holder or prospective holder in an acquisition, if and only if such resale shelf registration statement does not permit underwritten offerings and the rights of Holders hereunder are not adversely impacted.

3.16          Piggyback Registration. If, in connection with an IPO the Company provides piggy-back registration rights for the account of a security holder or holders (other than an employee benefit plan or plans) then the Company shall provide each of the Preferred Holders (on pro rata basis with the other Preferred Holders based on each Preferred Holder’s percentage ownership) with the same piggy-back registration rights subject to the same terms, conditions and limitations.

4.	Miscellaneous.

4.1          Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

4.2          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflict of law. The parties hereto agree to submit to the jurisdiction of the United States federal and state courts of the State of Delaware with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

4.3          Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

4.4          Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. This Agreement supersedes in its entirety the Prior Investors’ Rights Agreement, and such Prior Investors’ Rights Agreement is hereby terminated and of no further force or effect. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of (i) the Company, and (ii) prior to an IPO, the holders of more than fifty percent (50%) of the issued and outstanding Preferred Stock (together as a single class and on an as-converted basis) and, after an IPO, the Holders of more than fifty percent (50%) of the Registrable Shares, provided, however, anything in the foregoing notwithstanding: (A) should such waiver or amendment change the rights or privileges granted to a particular stockholder or class or series of stockholders, in a manner adverse and different from other stockholders (such more adversely affected shareholders, a “Discriminated Class”), then such waiver or amendment shall be subject to the written approval of the stockholder/s who are the owners of record of a majority of the issued and outstanding shares of such Discriminated Class (voting together as a single class), and (B) any right or limitation provided for the express benefit of a specifically named party to this Agreement may not be amended or waived without the consent of such party. Any amendment or waiver adopted with the applicable foregoing consents shall be binding upon all parties to this Agreement. The Company shall give prompt notice of any amendment hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver.

4.5          Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be transmitted via facsimile or email or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below:

if to the Preferred G Holders: to the addresses set forth in Schedule 1 with a copy to:

Yigal Arnon & Co.

22 J. Rivlin Street

Jerusalem 94240, Israel

Facsimile: +972 (2) 623-9236

Attn: Yarom Romem, Adv.

E-mail: yaromr@arnon.co.il

if to the Preferred F Holders: to the addresses set forth in Schedule 2 with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Facsimile: 212-909-6836

Attn: David P. Iozzi

Email: dpIozzi@debevoise.com

and to:

Amit, Pollak, Matalon & Co.

Nitsba Tower, 18th Fl.

17 Yitzhak Sadeh St.

Tel-Aviv 67775 Israel

Tel. +972 3 5689018 ext. 148

Fax. +972 3 5689017

Attn: Daniel Marcus, Adv.

if to the Preferred D Holders: to the addresses set forth in Schedule 3 with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

135 Commonwealth Drive

Menlo Park, CA 94025

Attn: Anthony McCusker, Esq.

and to:

Meitar, Liquornik, Geva & Leshem, Brandwein

16 Abba Hillel Silver Rd.

Ramat Gan 52506, Israel

Facsimile: +972 (3) 610-3111

Attn: Asaf Harel, Adv.

Email: aharel@meitar.com

and to:

Shenhav & Co. Law Offices

4 Ha’nechoshet St.,

Tel Aviv 69710, Israel

Facsimile: +972 (3) 611-0788

Attn: Shmulik Atias, Adv.

Email: shmulik@shenhavlaw.co.il

if to the Preferred C Holders: to the addresses set forth in Schedule 4 with a copy to:

Meitar, Liquornik, Geva & Leshem, Brandwein

16 Abba Hillel Silver Rd.

Ramat Gan 52506, Israel

Facsimile: +972 (3) 610-3111

Attn: Asaf Harel, Adv.

Email: aharel@meitar.com

if to the Preferred B Holders: to the addresses set forth in Schedule 5 with a copy to:

Meitar, Liquornik, Geva & Leshem, Brandwein

16 Abba Hillel Silver Rd.

Ramat Gan 52506, Israel

Facsimile: +972 (3) 610-3111

Attn: Asaf Harel, Adv.

Email: aharel@meitar.com

if to the Preferred A Holders: to the addresses set forth in Schedule 6 with a copy to:

Barak S. Platt

Yigal Arnon & Co.

1 Azrieli Center

Tel Aviv 67021 Israel

Facsimile: (972-3) 608-7714

if to the Common Stock Holders: to the addresses set forth in Schedule 7 if to the Additional Common Stock Holders: to the addresses set forth in Schedule 8 if to the Company:

Michael J. Kistler

Outbrain Inc.

39 West 13th Street NY, NY 10011

Facsimile: (917) 591-5856

Email: mkistler@outbrain.com

with a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Tel: (212) 407-4937

Facsimile: (212) 656-1076

Attn: Lloyd L. Rothenberg

Email: lrothenberg@loeb.com

if to G+J: to the addresses set forth in Schedule 10

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 4.5 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via facsimile or email, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

4.6          Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

4.7          Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

4.8          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

4.9          Aggregation of Stock. Other than with respect to rights, limitations and obligations pursuant to this Section 3 hereof, (i) all shares of Preferred Stock and shares of Common Stock, as the case may be, held or acquired by Affiliates or other affiliated entities or persons of a Preferred Holder or a Common Stock Holder, as the case may be, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and (ii)     for the purpose of this Section 4.9 “affiliated entities or persons” shall mean with respect to any entity or person, its Permitted Transferee (as defined in the Amended and Restated Stockholders’ Agreement of even date between the Company and certain stockholders of the Company).

[Signature Page to Follow]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Investors’ Rights Agreement as of the date first hereinabove set forth.

OUTBRAIN INC.

By:	/s/ Yaron Galai
Name: Yaron Galai
Title: CEO

/s/ Yaron Galai
YARON GALAI

/s/ Ori Lahav
ORI LAHAV

Signature page to IRA

IN WITNESS WHEREOF the parties have signed this Amended and Restated Investors’ Rights Agreement as of the date first hereinabove set forth.

SUSQUEHANNA GROWTH EQUITY FUND IV, LLLP

By:	Susquehanna Growth Equity, LLC, its authorized agent

By:	/s/ Amir
Name: Amir
Title: Goldman

HARBOURVEST PARTNERS IX-VENTURE FUND L.P.

By:	HarbourVest IX-Venture Associates L.P., its General Partner
By:	HarbourVest IX-Venture Associates LLC, its General Partner
By:	HarbourVest Partners, LLC, its Managing Member

By:	/s/ Peter B. Lipson
Name: Peter B. Lipson
Title: Managing Director

HARBOURVEST/NYSTRS CO-INVEST FUND L.P.

By:	HIPEP VI Select Associates L.P., its General Partner
By:	HIPEP VI Select Associates LLC, its General Partner
By:	HarbourVest partners, LLC, its Managing Member

By:	/s/ Peter B. Lipson
Name: Peter B. Lipson
Title: Managing Director

LIGHTSPEED VENTURE PARTNERS VII L.P.

By:	Lightspeed General Partner VII, L.P., its General Partner
By:	Lightspeed Ultimate General Partner VII, Ltd., its General Partner

By:	/s/ Ravi Mhatre
Name: Ravi Mhatre
Title:

Signature Page to IRA

VIOLA VENTURES, III L.P.

By:	Viola 3 Ltd., its General Partner

By:	[ILLEGIBLE]	[ILLEGIBLE]
Name:
Title:

GEMINI ISRAEL IV L.P.
GEMINI ISRAEL IV (ANNEX FUND) L.P.

By:	Gemini Associates IV L.P., its General Partner
By:	Gemini Associates IV G.P., its General Partner

By:	/s/ Yossi Sela	/s/ Menashe Ezra
	Name: Yossi Sela	Menashe Ezra
	Title: Managing Partner	Managing Partner

By:	/s/ Yossi Sela	/s/ Menashe Ezra
	Name: Yossi Sela	Menashe Ezra
	Title: Managing Partner	Managing Partner

GEMINI PARTNERS INVESTORS IV L.P.
GEMINI PARTNERS INVESTORS IV (ANNEX FUND) L.P.

By:	Gemini Israel Funds IV Ltd., its General Partner

By:	/s/ Yossi Sela	/s/ Menashe Ezra
	Name: Yossi Sela	Menashe Ezra
	Title: Managing Partner	Managing Partner

By:	/s/ Yossi Sela	/s/ Menashe Ezra
	Name: Yossi Sela	Menashe Ezra
	Title: Managing Partner	Managing Partner

Signature Page to IRA

INDEX VENTURES GROWTH II (JERSEY), L.P. INDEX VENTURES GROWTH II PARALLEL ENTREPRENEUR FUND (JERSEY), L.P.

By:	Index Venture Growth Associates II Limited, its Managing General Partner

By:	/s/ N. T. Greenwood
Name: N. T. Greenwood
Title: Director

By:	/s/ I J Henderson
Name: I J Henderson
Title: Director

YUCCA (JERSEY) SLP

By:	Elian Employee Benefit Services Limited as Authorized Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Co-Investment Scheme

By:	/s/ David Middleton	/s/ Luke Aubert
	Name: David Middleton	Luke Aubert
Title: Authorised Signatories

RH INTERNET II LLC

By:
Name:
Title:

VINTAGE INVESTMENT PARTNERS V (CAYMAN), L.P.
VINTAGE INVESTMENT PARTNERS V (ISRAEL), L.P.

By:	Vintage Investment Partners 5, L.P., its General Partner
By:	Vintage Fund 5 Ltd., its General Partner

By:
Name:
Title:

Signature Page to IRA

MICHEL CROUHY

MICHAL EDELSTYN (BY SIMON EDELSTYN BY PROXY)

ZOHAR GILON

LEON RECANATI

PROVIDENT FUND OF THE EMPLOYEES OF THE HEBREW UNIVERSITY OF JERUSALEM LTD.

By:
Name:
Title:

MTS INVESTMENTS INC.

By:
Name:
Title:

STARTIFY (1992) LTD. (FKA SIGMA INVESTMENTS 1992 LTD.)

By:
Name:
Title:

Signature Page to IRA

LOEB & LOEB LLP

By:
Name:
Title:

GRUNER + JAHR GMBH

By:
Name:
Title:

Signature Page to IRA

Dan Galai	Mickey Kertesz

Ziv Kop	Efrat Perez

Ilan Lior	Amir Lahav

Hanan Salinger	Dalit Lahav

Rani Nelken	Isaschar Kurt

Eytan Galai	Rotem Doron

Uri Galai	Ester Shabtai

Noam Galai	Doron Levin

Signature Page IRA

SCHEDULE 1

THE PREFERRED G HOLDERS

SUSQUEHANNA GROWTH EQUITY FUND IV, LLLP
c/o Susquehanna Growth Equity, LLC

401 City Ave.

Bala Cynwyd, PA 19004

Attention: General Counsel

Schedule 1 to IRA

SCHEDULE 2

THE PREFERRED F HOLDERS

HARBOURVEST PARTNERS L.P.

c/o HarbourVest Partners, LLC

One Financial Center

44th Floor

Boston MA 02111

Attn: Tiffany Obenchain

Tel +1 617 348 3707

Fax +1 617 350 0305

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Facsimile: 212-909-6836

Attn: David P. Iozzi

Email: dpIozzi@debevoise.com

VIOLA VENTURES, III L.P.

Delta House

16 Abba Eben Avenue

Herzeliya 46725

Israel

Attn: Michal Cohen

Tel: +972-9-9720400

Fax: +972-9-9720401

Email:Michalc@Violaventures.com

GEMINI ISRAEL IV L.P.

GEMINI PARTNERS INVESTORS IV L.P.

GEMINI ISRAEL IV (Annex Fund) L.P.

GEMINI PARTNERS INVESTORS IV

(Annex Fund) L.P.

11 Hamenofim Street

Herzlia Pituach

Israel

LIGHTSPEED VENTURE PARTNERS VII, L.P.

2200 Sand Hill Road, Suite 100

Menlo Park, CA 94025

USA

INDEX VENTURES GROWTH II (JERSEY), L.P.

INDEX VENTURES GROWTH II PARALLEL ENTREPRENEUR FUND (JERSEY), L.P.

Index Venture Growth Associates II Limited

5th Floor

44 Esplanade

St Helier

Jersey JE1 3FG

Channel Islands

Attention: Gemma Harries

with a copy (which shall not constitute notice) to:

Index Venture Management S.A.

2 rue de Jargonnant

1207 Geneva

Switzerland

Fax: +41 22 737 0099

Attention: André Dubois

YUCCA (JERSEY) SLP

Intertrust Employee Benefit Services Limited

44 Esplanade

St Helier

Jersey JE4 9WG

Channel Islands

Attention: Sarah Earles

with a copy to:

Index Venture Management S.A.

2 rue de Jargonnant

1207 Geneva

Switzerland

Fax: +41 22 737 0099

Attention: André Dubois

Schedule 2 to IRA

Leon Recanati

27 Yoav St.,

690811, Israel

Fax: +972-9-9701866

RH INTERNET II LLC

c/o Tigris Group Inc.

535 Madison Avenue, 12th Floor

New York, New York 10022

USA

Email: ashapiro@tigris.com

Attn: Andrew M. Shapiro, General Counsel

With a copy to:

Rhodium Ltd

91 Medinat Hayehudim St.

Herzeliya Pituach 46140

Email: yaron@rhodium.co.il

Attn: Yaron Kniajer, Managing Director & CFO

Zohar Gilon

Okeanos Hotel

50 Ramat Yam St.,

Herzliya Pituach

46851 Israel

Tel: +972-9-9543555

Vintage Investment Partners V (Israel), L.P.

Vintage Investment Partners V (Cayman), L.P.

Ackerstein Towers, Bldg D 10th Floor

12 Abba Eban Avenue

Herzliya Pituach, 46120 Israel

with a copy (which shall not constitute notice) to:

Amit, Pollak, Matalon & Co.

Nitsba Tower, 18th Fl.

17 Yitzhak Sadeh St.

Tel-Aviv 67775 Israel

Tel. +972 3 5689018 ext. 148

Fax. +972 3 5689017

Attn: Daniel Marcus, Adv.

Aba Hilel 14A, Ramat – Gan MTS Investments Inc. C\O Mutualart Inc. 298 Fifth Ave. NY, NY 10001 USA

Schedule 2 to IRA (Cont’d)

SCHEDULE 3

THE PREFERRED D HOLDERS

VIOLA VENTURES, III L.P.

Delta House

16 Abba Eben Avenue

Herzeliya 46725

Israel

Attn: Michal Cohen

Tel: +972-9-9720400

Fax: +972-9-9720401

Email:Michalc@Violaventures.com

LIGHTSPEED VENTURE PARTNERS VII, L.P.

2200 Sand Hill Road, Suite 100

Menlo Park, CA 94025

USA

INDEX VENTURES GROWTH II (JERSEY), L.P.

Index Venture Growth Associates II Limited

5th Floor

44 Esplanade

St Helier

Jersey JE1 3FG

Channel Islands

Attention: Gemma Harries

INDEX VENTURES GROWTH II

PARALLEL ENTREPRENEUR FUND (JERSEY), L.P.

Index Venture Growth Associates II Limited

5th Floor

44 Esplanade

St Helier

Jersey JE1 3FG

Channel Islands

Attention: Gemma Harries

YUCCA (JERSEY) SLP

Intertrust Employee Benefit Services Limited

44 Esplanade

St Helier

Jersey JE4 9WG

Channel Islands

Attention: Sarah Earles

with a copy to:

Index Venture Management S.A.

2 rue de Jargonnant

1207 Geneva

Switzerland

Fax: +41 22 737 0099

Attention: André Dubois

Zohar Gilon

Okeanos Hotel

50 Ramat Yam St.,

Herzliya Pituach

46851 Israel

Tel: +972-9-9543555

Michal Edelstyn

30 Bathgate Road,

Wimbledon,

London,

SW19 5PJ

Schedule 3 to IRA

SCHEDULE 4

THE PREFERRED C HOLDERS

Name and Address:

VIOLA VENTURES, III L.P.

Delta House

16 Abba Eben Avenue

Herzeliya 46725

Israel

Attn: Michal Cohen

Tel: +972-9-9720400

Fax: +972-9-9720401

Email:Michalc@Violaventures.com

Leon Recanati

27 Yoav St.,

690811, Israel

Fax: +972-9-9701866

RH Internet II LLC

c/o Tigris Group Inc.

535 Madison Avenue, 12th Floor

New York, New York 10022

USA

Email: ashapiro@tigris.com

Attn: Andrew M. Shapiro, General Counsel

With a copy to:

Rhodium Ltd

91 Medinat Hayehudim St.

Herzeliya Pituach 46140

Email: yaron@rhodium.co.il

Attn: Yaron Kniajer, Managing Director & CFO

LIGHTSPEED VENTURE PARTNERS VII, L.P.

2200 Sand Hill Road, Suite 100

Menlo Park, CA 94025

USA

GEMINI ISRAEL IV (ANNEX FUND) L.P.

GEMINI PARTNERS INVESTORS IV (ANNEX FUND) L.P.

11 Hamenofim Street

Herzlia Pituach

Israel

PROVIDENT FUND OF THE

EMPLOYEES OF THE HEBREW UNIVERSITY OF JERUSALEM LTD.

High-Tech Village 2\2

Givat Ram Jerusalem

MTS Investments Inc.

C\O Mutualart Inc.

298 Fifth Ave. NY, NY 10001

USA

Michel Crouhy

41 Flying Cloud Course

Corle Madera, CA 94925

Zohar Gilon

Okeanos Hotel

50 Ramat Yam St.,

Herzliya Pituach

46851 Israel

Tel: +972-9-9543555

Yaron Galai

200 Rector Pl.

NY, NY 10280

Michal Edelstyn

30 Bathgate Road,

Wimbledon,

London,

SW19 5PJ

Schedule 4 to IRA

SCHEDULE 5

THE PREFERRED B HOLDERS

Name and Address:

VIOLA VENTURES, III L.P.

Delta House

16 Abba Eben Avenue

Herzeliya 46725

Israel

Attn: Michal Cohen

Tel: +972-9-9720400

Fax: +972-9-9720401

Email:Michalc@Violaventures.com

Leon Recanati

27 Yoav St.,

690811, Israel

Fax: +972-9-9701866

LIGHTSPEED VENTURE PARTNERS VII, L.P.

2200 Sand Hill Road, Suite 100

Menlo Park, CA 94025

USA

GEMINI ISRAEL IV L.P.

GEMINI PARTNERS INVESTORS IV L.P.

11 Hamenofim Street

Herzlia Pituach

Israel

RH Internet II LLC

c/o Tigris Group Inc.

535 Madison Avenue, 12th Floor

New York, New York 10022

USA

Email: ashapiro@tigris.com

Attn: Andrew M. Shapiro, General Counsel

With a copy to:

Rhodium Ltd

91 Medinat Hayehudim St.

Herzeliya Pituach 46140

Email: yaron@rhodium.co.il

Attn: Yaron Kniajer, Managing Director & CFO

Zohar Gilon

Okeanos Hotel

50 Ramat Yam St.,

Herzliya Pituach

46851 Israel

Tel: +972-9-9543555

Michel Crouhy

41 Flying Cloud Course

Corle Madera, CA 94925

Yaron Galai

200 Rector Pl.

NY, NY 10280

Schedule 5 to IRA

SCHEDULE 6

THE PREFERRED A HOLDERS

Preferred A

Name and Address

GEMINI ISRAEL IV L.P.

GEMINI PARTNERS INVESTORS IV L.P.

11 Hamenofim Street

Herzlia Pituach

Israel

LIGHTSPEED VENTURE PARTNERS VII, L.P.

2200 Sand Hill Road, Suite 100

Menlo Park, CA 94025

USA

Leon Recanati

27 Yoav St.,

690811, Israel

Fax: +972-9-9701866

PROVIDENT FUND OF THE EMPLOYEES OF THE HEBREW UNIVERSITY OF JERUSALEM LTD.

High-Tech Village 2\2

Givat Ram Jerusalem

FAX: +972-2-6586779

Michel Crouhy

41 Flying Cloud Course

Corle Madera, CA 94925

Schedule 6 to IRA

SCHEDULE 7

THE COMMON STOCKHOLDERS

9-9701866

Sigma Investments (1992) Ltd.

Aba Hilel 14A, Ramat – Gan

MTS Investments Inc.

C\O Mutualart Inc.

298 Fifth Ave. NY, NY 10001

USA

Schedule 7 to IRA

SCHEDULE 8

ADDITIONAL COMMON STOCKHOLDERS

Name and Address

Dan Galai

20a Harav Berlin St. Jerusalem, Israel

Ziv Kop

85 Medinat Hayehudim, Hertzlia

Ilan Lior

11 Menachem Begin St., Ramat Gan 52681,

Israel

Hanan Salinger

11 Menachem Begin St., Ramat Gan 52681,

Israel

Loeb & Loeb

345 Park Av, NY, NY 10154-1895

Mickey Kertesz

Verburg 6, Tel Aviv, 64289

Rani Nelkin

53 Standish St., Cambridge MA 02138 USA

Eytan Galai

20 Burla St., Jerusalem, Israel

Uri Galai

2 Oush St., Jerusalem, Israel

Noam Galai

142 E 33rd St. APT 2C. NY, NY 10016

Isaschar Kurt

8 Mania Shochat St., Holon, Israrel

Doron Levin

4 Hanegba St., Zichron Yaacov, Israel

Efrat Perez

Tachkemoni 6\2 Pardes Hana 63714

Amir Lahav Moshav Moledet D.N. Gilboa, Israel Dalit Lahav Kibutz Nachsholim D.N. Hof Viola 30815 Ester Shabtai Tsuntz 20, Tel Aviv Rotem Doron

Schedule 8 to IRA

SCHEDULE 9

THE INVESTORS

Leon Recanati

Lightspeed Venture Partners VII, L.P.

Gemini Israel IV L.P.

Gemini Partners Investors IV L.P.

Gemini Israel IV (Annex Fund) L.P.

Gemini Partners Investors IV (Annex Fund) L.P.

Provident Fund of the Employees of the Hebrew University of Jerusalem Ltd.

Michel Crouhy

Sigma Investments (1992) Ltd.

MTS Investments Inc.

Viola Ventures, III L.P.

RH Internet II LLC

Zohar Gilon

Yaron Galai

Michal Edelstyn

Index Ventures Growth II (Jersey), L.P.

Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P.

Yucca (Jersey) SLP

Vintage Investment Partners V (Israel), L.P.

Vintage Investment Partners V (Cayman), L.P.

HarbourVest Partners, L.P.

Susquehanna Growth Equity Fund IV, LLLP

Gruner + Jahr GmbH

Schedule 9 to IRA

Schedule 10

G+J

Name and address:

Gruner + Jahr GmbH

Am Baumwall 11

20459 Hamburg

Germany

With a copy to:

Bertelsmann SE & Co. KGaA

Attn.: Dr. Michael Kronenburg

Carl-Bertelsmann-Str. 270

33311 Gütersloh, Germany

Fax: +49 5241 80642820

Email: michael.kronenburg@bertelsmann.de

EXHIBIT 1.1.3

Key Metrics

Metric Reports Required by Partnership and Definition of Defined Terms

Metric		Definition
Employees at end of quarter (eoq)	•	Full time employee (FTE) equivalent
	•	How many people are working in the business, both permanent and temporary (including part time)
Net Revenues	•	Income that the business generates
Operating Costs	•	Net Revenues - EBITDA
EBITDA	•	Earnings before interests, tax, depreciation, amortization
Operating cash Burn / generation during the quarter	•	Cash at hand current period – Cash at hand previous period +/- non operational cash outflow or inflow (financing, investing)
Cash at hand - eoq	•	Net cash position:
Cash at bank
Plus short term assets (under 6 months)
Less short term debt (under 6 months)

Schedule to be filled by the company
QX
FTE
Net Revenues
Operating Costs
EBITDA
Operating cash burn/generation
Cash at hand

Schedule 9 to IRA